UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

KILROY REALTY CORPORATION

KILROY REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation)	001-12675 (Kilroy Realty Corporation)	95-4598246 (Kilroy Realty Corporation)
Delaware (Kilroy Realty, L.P.)	000-54005 (Kilroy Realty, L.P.)	95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 OTHER EVENTS

On June 5, 2018, Kilroy Realty Corporation (the “Company”) and Kilroy Realty, L.P. (the “Operating Partnership”) entered into a sales agreement (the “Sales Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (each an “Agent” and together the “Agents”) and the Forward Purchasers (as defined below) providing for the offer and sale of shares of the Company’s common stock, par value $0.01 per share (the “common stock”), having an aggregate gross sales price of up to $500,000,000 from time to time through the Agents, acting as the Company’s sales agents or, if applicable, as Forward Sellers (as defined below), or directly to the Agents acting as principal.

Sales, if any, of shares of common stock made through the Agents, as the Company’s sales agents or as Forward Sellers pursuant to the Sales Agreement, may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the New York Stock Exchange, sales made to or through market makers and sales made through other securities exchanges or electronic communications networks and (2) in such privately negotiated transactions, which may include block trades, as the Company and any Agent may agree. The Company will pay the applicable Agent a commission at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of the Company’s common stock sold through such Agent, as the Company’s sales agent or as a Forward Seller, under the Sales Agreement. The Company may also agree with any Agent, acting as the Company’s sales agent or as Forward Seller, to sell shares of the Company’s common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended, and for which the Company may agree to pay such Agent a commission that may exceed 2.0% of the gross sales price per share of the Company’s common stock sold. In cases where an Agent is acting as Forward Seller, such commission will be payable in the form of a reduction to the initial forward sale price payable under the related forward sale agreement (as defined below).

None of the Agents, whether acting as the Company’s sales agent or as Forward Seller, is required to sell any specific number or dollar amount of shares of the Company’s common stock but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the Sales Agreement, shares of the Company’s common stock on terms agreed upon by such Agent, the Company and, in the case of shares of the Company’s common stock offered through such Agent as Forward Seller, the relevant Forward Purchaser from time to time.

Under the terms of the Sales Agreement, the Company may also sell shares of the Company’s common stock to one or more of the Agents as principal, at a price per share to be agreed upon at the time of sale. If the Company sells shares of the Company’s common stock to one or more of the Agents as principal, the Company will enter into a separate terms agreement with such Agent or Agents, as the case may be, and the Company will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to an Agent as principal, the Company may agree to pay the applicable Agent a commission or underwriting discount that may exceed 2.0% of the gross sales price per share of the Company’s common stock sold to such Agent, as principal. None of the Agents has any obligation to purchase shares of common stock from the Company and may elect whether or not to do so in its sole and absolute discretion.

The Sales Agreement contemplates that, in addition to the issuance and sale by the Company of shares of common stock to or through the Agents, the Company may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), each with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Jefferies LLC, J. P. Morgan Securities LLC or RBC Capital Markets, LLC or one of their respective affiliates (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If the Company enters into a forward sale agreement with any Forward Purchaser, the Company expects that such Forward Purchaser will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser, shares of the Company’s common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. In this Current Report, an Agent, when acting as sales agent for the relevant Forward Purchaser, is referred to as, individually, a “Forward Seller” and, collectively, the “Forward Sellers”. Each Forward Purchaser will be either one of the Agents referred to in the first sentence of this paragraph or an affiliate of one of those Agents and, unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser or, if applicable, such Agent acting in its capacity as Forward Purchaser. Only Agents that are, or are affiliated with, Forward Purchasers will act as Forward Sellers.

In no event will the aggregate gross sales price of shares of common stock sold by the Company to or through the Agents, acting as sales agents for the Company or as principal, and by the Forward Purchasers through the applicable Agents, acting as Forward Sellers in connection with any forward sale agreements, exceed $500 million.

The Company will initially not receive any proceeds from any sale of borrowed shares by a Forward Seller. The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of the Company’s common stock specified in such forward sale agreement multiplied by the relevant forward sale price. However, subject to certain exceptions, the Company may also elect, in its discretion, to cash settle or net share settle all or any portion of its obligations under any forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of the Company’s common stock (in the case of net share settlement) to the relevant Forward Purchaser.

In connection with each forward sale agreement, the Company will pay the applicable Agent, acting as Forward Seller in connection with such forward sale agreement, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate as described above.

The Company intends to use the net cash proceeds it receives from the issuance and sale by the Company of any shares of its common stock to or through the Agents and any net cash proceeds it receives upon settlement of any forward sale agreements with the relevant Forward Purchasers for general corporate purposes, which may include funding development projects, acquiring land and properties and repaying indebtedness. Pending application of the net cash proceeds for those purposes, the Company may temporarily invest such net proceeds in marketable securities.

Any shares of common stock that the Company may offer, issue and sell, and any shares of borrowed common stock that the Forward Purchasers may offer and sell, pursuant to the Sales Agreement will be offered and sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on September 29, 2016 (File Nos. 333-213864 and 333-213864-01), and a prospectus supplement, dated June 5, 2018, and an accompanying prospectus dated September 29, 2016 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Sales Agreement (which includes, as an exhibit thereto, the form of the forward sale agreement) is filed as Exhibit 1.1 to this Current Report. The description of certain provisions of the Sales Agreement and the forward sale agreement appearing in this Current Report is not complete and is subject to, and qualified in its entirety by reference to, the Sales Agreement (including such form of forward sale agreement included therein) filed herewith as an exhibit to this Current Report and incorporated herein by reference.

On June 4, 2018, the Company announced the completion of the acquisition of a life science development site in South San Francisco for approximately $308 million. The site is fully entitled for 2.5 million square feet. The Company plans to develop, over multiple phases, a state-of-the-art laboratory and office complex that is designed to eventually encompass 11 buildings. There can be no assurance that this project will be completed on the terms currently contemplated, or at all.

On the same date, the Company disclosed that Cruise Automation has signed a 12-year lease for approximately 375,000 square feet of office space at 301, 333 and 345 Brannan Street. The Company is under contract to purchase 345 Brannan Street, a 110,000 square foot office project that is expected to close later this year. There can be no assurance that this acquisition will close on the terms currently contemplated or at all or, if it does, when the closing will occur. Together with the 375,000 square foot lease with Cruise Automation, the Company has executed approximately 945,000 square feet of new or renewing leases since May 1, 2018, bringing the year-to-date total of new or renewing executed leases as of the date of this Current Report to just over 1.6 million square feet.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

1.1*

Sales Agreement, dated June 5, 2018, between and among Kilroy Realty Corporation, Kilroy Realty, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. as Agents, and the Forward Purchasers.

5.1*	Opinion of Ballard Spahr LLP.

23.1*	Consent of Ballard Spahr LLP (contained in the opinion filed as Exhibit 5.1 hereto).

99.1*	Form of forward sale agreement, between the Company and a Forward Purchaser (included in Exhibit 1.1 hereto).

*	Filed herewith

EXHIBIT INDEX

1.1*	Sales Agreement, dated June 5, 2018, between and among Kilroy Realty Corporation, Kilroy Realty, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. as Agents, and the Forward Purchasers.

5.1*	Opinion of Ballard Spahr LLP.

23.1*	Consent of Ballard Spahr LLP (contained in the opinion filed as Exhibit 5.1 hereto).

99.1*	Form of forward sale agreement, between the Company and a Forward Purchaser (included in Exhibit 1.1 hereto).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth
Executive Vice President and Chief Accounting Officer

Date: June 5, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY, L.P.

By:	KILROY REALTY CORPORATION,
Its general partner

By:	/s/ Heidi R. Roth
Heidi R. Roth
Executive Vice President and Chief Accounting Officer

Date: June 5, 2018